UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

GREAT LAKES BANCORP, INC.
 (Exact name of registrant as specified in its charter)

New York	000-50267	13-4237490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York		14214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 961-1900

Not Applicable
(Former name or former address, if changed since last report)

Item 12.         Results of Operations and Financial Condition

                On February 10, 2004, Great Lakes Bancorp, Inc. (the "Registrant") reported its results of operations for the fourth quarter and year ended December 31, 2004. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

                The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.

Date: February 10, 2004	By:	/s/ Andrew W. Dorn, Jr.
	Name: Title:	Andrew W. Dorn, Jr. President & Chief Executive Officer